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                                                                    EXHIBIT 16

                                GEORGE BRENNER
                          CERTIFIED PUBLIC ACCOUNTANT
                       9300 WILSHIRE BOULEVARD, SUITE 480
                        BEVERLY HILLS, CALIFORNIA 90212
                         310-276-8845 FAX 310-276-5933




June 19, 2000



Division of Corporate Finance
Securities and Exchange Commission
Washington, D.C. 20549


I confirm the representations made by Lee Pharmaceuticals in Item 4 of the accompanying Form 8-K dated June 16, 2000 insofar as they relate to George Brenner, Certified Public Accountant.






                                                  /s/ GEORGE BRENNER
                                           -----------------------------
                                                  George Brenner, CPA